FOURTH SUPPLEMENTAL INDENTURE
Fourth Supplemental Indenture (this “Fourth Supplemental Indenture”), dated as of March 21, 2014, among ClubCorp NV VI, LLC, a Nevada limited liability company; ClubCorp NV VII, LLC, a Nevada limited liability company; ClubCorp NV VIII, LLC, a Nevada limited liability company; ClubCorp NV IX, LLC, a Nevada limited liability company; and ClubCorp NV X, LLC, a Nevada limited liability company (collectively, the “Guaranteeing Subsidiaries”), which are subsidiaries of ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association (successor by merger to Wilmington Trust FSB), as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 30, 2010, providing for the issuance of an unlimited aggregate principal amount of 10% Senior Notes due 2018 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Guarantor. The Guaranteeing Subsidiaries each hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.
3.    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE.
4.    Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARIES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO

TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FOURTH SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
5.    Counterparts. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    Headings. The headings of the Sections of this Fourth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fourth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
7.     Trustee Makes No Representation. The Trustee makes no representation or warranty as to the validity or sufficiency of this Fourth Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first above written.

CLUBCORP NV VI, LLC
By
By:	/s/ Curtis D. McClellan
Name:	Curtis D. McClellan
Title:	Treasurer

CLUBCORP NV VII, LLC
By
By:	/s/ Curtis D. McClellan
Name:	Curtis D. McClellan
Title:	Treasurer

CLUBCORP NV VIII, LLC
By
By:	/s/ Curtis D. McClellan
Name:	Curtis D. McClellan
Title:	Treasurer

CLUBCORP NV IX, LLC
By
By:	/s/ Curtis D. McClellan
Name:	Curtis D. McClellan
Title:	Treasurer

CLUBCORP NV X, LLC
By
By:	/s/ Curtis D. McClellan
Name:	Curtis D. McClellan
Title:	Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION (SUCCESSOR BY MERGER TO WILMINGTON TRUST FSB), as Trustee
By
By:	/s/ Joseph P. O'Donnell
Name:	Joseph P. O'Donnell
Title:	Vice President

[Signature Page to Fourth Supplemental Indenture]